Exhibit 4.6

GUARANTOR JOINDER AGREEMENT

This GUARANTOR JOINDER AGREEMENT (this “Guarantor Joinder Agreement”) is entered into effective as of January 23, 2004, by the persons set forth on the signature page attached hereto.

RECITALS

A.            Pursuant to Section 12 of the Registration Rights Agreement, dated as of December 3, 2003 (the “Registration Rights Agreement”), among Poster Financial Group, Inc., a Nevada corporation (the “Company”), the Guarantors (as defined in the Registration Rights Agreement) from time to time party thereto and Lehman Brothers Inc. (the “Initial Purchaser”), the Company agreed to cause GNLV, CORP., a Nevada corporation (“GNLV”), GNL, CORP., a Nevada corporation (“GNL”), and Golden Nugget Experience, LLC, a Nevada limited liability company (“GNE”), to become parties to the Registration Rights Agreement as Guarantors upon the Acquisition Date (as defined in the Registration Rights Agreement) by executing and delivering to the Company a Guarantor Joinder Agreement; and

B.            GNLV, GNL and GNE have each agreed to execute this Guarantor Joinder Agreement to become parties to, and Guarantors under, the Registration Rights Agreement.

NOW, THEREFORE, each of the undersigned agrees as follows:

1.                                     Registration Rights Agreement.  By executing this Guarantor Joinder Agreement, each of the undersigned does hereby acknowledge the terms of, and agrees to become a party to, and a Guarantor under, the Registration Rights Agreement with the same force and effect as if originally named therein as a Guarantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Guarantor thereunder.

2.                                     GOVERNING LAW.  THIS GUARANTOR JOINDER AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED, IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CHOICE OF LAW THEREOF.

[signature page follows]

IN WITNESS WHEREOF, each of the undersigned has executed this Guarantor Joinder Agreement as of the date set forth in the introductory paragraph hereof.

GNLV, CORP.

By:	/s/ Timothy N. Poster
Name: Timothy Poster
Title: Chief Executive Officer

GNL, CORP.

By:	/s/ Timothy N. Poster
Name: Timothy Poster
Title: Chief Executive Officer

GOLDEN NUGGET EXPERIENCE, LLC

By: GNLV, CORP., as Sole Member

By:	/s/ Timothy N. Poster
Name: Timothy Poster
Title: Chief Executive Officer